UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 13, 2008, Rentech, Inc. (the “Company”) and its subsidiary Rentech Energy Midwest Corporation (“REMC”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) by and among REMC as the borrower, the Company and Credit Suisse, Cayman Islands Branch (“Credit Suisse”), individually and as administrative agent and collateral agent, which amends and restates the Credit Agreement dated May 30, 2008 by and among the Company, REMC and Credit Suisse (the “Prior Credit Agreement”).  The Amended Credit Agreement provides for a $53,000,000 term loan facility to REMC which matures on May 29, 2010, with a REMC option, subject to certain conditions and fees, to extend the maturity date to May 29, 2011. REMC borrowed $26,500,000 on May 30, 2008 under the Prior Credit Agreement and loaned the net proceeds of approximately $24,750,000, after payment of the lender’s fees and expenses, to the Company for general corporate purposes.  REMC borrowed an additional $26,500,000 on June 13, 2008 under the Amended Credit Agreement and loaned approximately $15,147,500 of the net proceeds of $25,147,500, after payment of the lender’s fees and expenses, to the Company for general corporate purposes.  No additional borrowings are available under the Amended Credit Agreement.

The term loans bear interest at the election of REMC of either: (a)(i) the greater of LIBOR or 3%, plus (ii) 9.0%; or (b)(i) the greater of 4%, the prime rate, as determined by Credit Suisse, or 0.5% in excess of the federal funds effective rate, plus (ii) 8.0%.  Interest payments are generally made on a quarterly basis.  The Amended Credit Agreement contains customary representations and warranties, covenants and events of default, including REMC financial covenants of minimum quarterly EBITDA requirements, maximum annual capital expenditures and minimum liquidity thresholds.

The Company, REMC, certain subsidiaries of the Company (collectively with the Company and REMC, the “Loan Parties”) and Credit Suisse, as collateral agent, are party to a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) dated May 30, 2008 which was modified by a Reaffirmation and Amendment Agreement (the “Reaffirmation Agreement”), dated June 13, 2008 (the Guarantee and Collateral Agreement as modified by the Reaffirmation Agreement, the “Amended Guarantee and Collateral Agreement”).  Pursuant to the Amended Guarantee and Collateral Agreement the Loan Parties agreed to: (a) guarantee the payment obligations of REMC as well as the performance of all other obligations of each Loan Party under the Amended Credit Agreement and the related loan documents; (b) pledge certain of the Loan Parties’ debt and equity interests to Credit Suisse to secure the obligations of the Loan Parties under the Amended Credit Agreement and related loan documents; and (c) provide a security interest in substantially all of the assets of the Loan Parties to Credit Suisse to secure the obligations of the Loan Parties under the Amended Credit Agreement and related loan documents.  In addition, REMC granted Credit Suisse a mortgage in its real property to secure the obligations of the Loan Parties under the Amended Credit Agreement and related loan documents.

The descriptions of the Amended Credit Agreement, the Guarantee and Collateral Agreement and the Reaffirmation Agreement are qualified in their entirety by reference to the full text of such agreements which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 7.01  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: June 19, 2008	By:	/s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Amended and Restated Credit Agreement, dated June 13, 2008, by and among Rentech Energy Midwest Corporation, as the borrower, Rentech, Inc. and Credit Suisse, Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent.

10.2
Guarantee and Collateral Agreement, dated May 30, 2008, by and among Rentech Energy Midwest Corporation, Rentech, Inc., the subsidiaries of Rentech, Inc. listed therein and Credit Suisse, Cayman Islands Branch, as Collateral Agent (incorporated by reference to exhibit 10.2 to Current Report on Form 8-K filed June 5, 2008).

10.3
Reaffirmation and Amendment Agreement, dated June 13, 2008, by and among Rentech Energy Midwest Corporation, Rentech, Inc., the subsidiaries of Rentech, Inc. listed therein and Credit Suisse, Cayman Islands Branch, as Collateral Agent.

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